UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2020

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street
Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 939-3254
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 26, 2020, Galaxy Gaming, Inc. (“Galaxy” or the “Company”) and Zions Bancorporation N.A. dba Nevada State Bank (the “Lender”), entered into a Business Loan Agreement and related documentation for a loan (the “Main Street Loan”) in the aggregate amount of $4,000,000 for which Lender served as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. On November 2, 2020, the Company learned that the Main Street Loan had been approved and funded.

The Main Street Loan bears interest at a rate of three-month US dollar LIBOR plus 300 basis points (initially 3.215%), and interest payments during the first year will deferred and added to the loan balance.  The Main Street Loan has a five-year final maturity, with 15% of principal amortizing in each of years three and four.  The Main Street Loan, plus accrued and unpaid interest, may be prepaid at any time at par.  While the Main Street Loan is outstanding, and for one year after it is repaid in full, the Company may not 1) repurchase stock, pay dividends or make other distributions, or 2) pay compensation to executive officers that exceeds the total compensation they received in 2019. The entire outstanding principal balance of Main Street Loan together with all accrued and unpaid interest is due and payable in full on October 26, 2025. The terms of the Main Street Loan provide for customary events of default, including, among others, those relating to a failure to make payment, bankruptcy, breaches of representations and covenants, and the occurrence of certain events. The Main Street Loan is secured by a security interest in the assets of the Company, which security interest is pari passu with the security interest granted under the Credit Agreement described below.

The foregoing description of the Main Street Loan does not purport to be complete and is qualified in its entirety by reference to the Business Loan Agreement and Promissory Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Also on October 26, 2020, but effective November 2, 2020 upon notice that the Main Street Loan had been approved and funded, Galaxy Gaming, Inc. (“Galaxy” or the “Company”) and the Lender entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”), pursuant to which the Credit Agreement, dated April 24, 2018, by and between Galaxy and ZB, N.A. dba Nevada State Bank (as amended on April 22, 2019, May 6, 2019, August 16, 2019, October 14, 2019 and August 14, 2020, the “Credit Agreement”) was amended as described herein.  The Sixth Amendment (i) permits the Company to accept the Main Street Loan; (ii) establishes a minimum liquidity covenant for the Company through the term of the Credit Agreement; and (iii) permits the security interest under the Main Street Loan to be pari passu with the Lender’s security interest under the Credit Agreement. The Sixth Amendment contains representations and warranties and affirmations regarding the Sixth Amendment and the Credit Agreement that are customary for financing transactions.  Other than as specifically referenced in the Sixth Amendment, the Credit Agreement remains in full force and effect.

The foregoing description of the Sixth Amendment is not complete and is qualified in its entirety by reference to the Sixth Amendment filed as Exhibit 10.3 hereto.

The press release announcing the Main Street Loan and the Sixth Amendment is filed herewith as Exhibit 99.1.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Business Loan Agreement, dated October 26, 2020, by and between Galaxy Gaming, Inc., a Nevada corporation, and Zions Bancorporation N.A. dba Nevada State Bank.

10.2	$4,000,000 Promissory Note of Galaxy Gaming, Inc. in favor of Zions Bancorporation N.A. dba Nevada State Bank, dated October 26, 2020.

10.3	Sixth Amendment to Credit Agreement, dated October 26, 2020, between Galaxy Gaming, Inc., a Nevada corporation, and Zions Bancorporation N.A. dba Nevada State Bank.

99.1	Galaxy Gaming, Inc. Press Release Announcing the Main Street Loan and the Sixth Amendment to Credit Agreement, dated November 3, 2020.

Signature Page Follows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2020

GALAXY GAMING, INC.

	By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer